EXHIBIT 99(a)(1)(C)

Client Services:
Return to:	Toll-Free (866) 650-0650
Corporate Capital Trust, Inc.	Fax (877) 694-1116
430 W. 7th Street, Ste. 219001
Kansas City, MO 64105-1407

NOTICE OF WITHDRAWAL OF TENDERED OF SHARES

Offer to Purchase Dated July 14, 2015

Information

IF YOU SUBMITTED A LETTER OF TRANSMITTAL PURSUANT TO THE OFFER TO PURCHASE DATED JULY 14, 2015 (THE “OFFER”), AND NO LONGER WISH TO SELL YOUR SHARES, YOU MAY WITHDRAW ANY NUMBER OF THE SHARES THAT YOU PREVIOUSLY TENDERED. TO WITHDRAW TENDERED SHARES, COMPLETE AND TIMELY RETURN THIS NOTICE OF WITHDRAWAL OF TENDERED SHARES (THIS “WITHDRAWAL NOTICE”).

THIS WITHDRAWAL NOTICE WILL CANCEL YOUR TENDER OF SHARES

DO NOT COMPLETE AND RETURN THIS WITHDRAWAL NOTICE IF YOU WANT TO

SELL YOUR SHARES OF CORPORATE CAPITAL TRUST, INC. IN THE OFFER.

THE OFFER AND YOUR WITHDRAWAL RIGHTS WILL EXPIRE ON AUGUST 26, 2015; AND THIS WITHDRAWAL NOTICE MUST BE RECEIVED BY CORPORATE CAPITAL TRUST, INC. BEFORE 5:00 P.M., CENTRAL TIME, AUGUST 26, 2015 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED. COMPLETE AND RETURN THIS WITHDRAWAL NOTICE, BY HAND DELIVERY, MAIL OR FACSIMILE, TO:

Corporate Capital Trust, Inc.

430 W. 7th Street, Suite 219001

Kansas City, Missouri 64105-1407

Phone (866) 650-0650

Fax (877) 694-1116

One	Investor Information
Print registration name(s) exactly as it appears on your account.		Name of Investor/Trustee	Social Security or Tax ID Number
		Name of Co-Investor/Trustee (if applicable)	Social Security or Tax ID Number
Street Address
	City	State	Zip Code

Two	Withdrawal of Tendered Shares

The undersigned hereby withdraws the tender of its Shares to Corporate Capital Trust, Inc. (the “Company”) for purchase by the Company, which was submitted by the undersigned in a Letter of Transmittal dated             , 2015. This tender was in the amount of: ☐ All Shares as of the Expiration Date, or ☐              Number of Shares

Three	Authorized Signatures

The undersigned recognizes that upon the timely receipt of this Withdrawal Notice, properly executed, Shares previously tendered in the Offer will not be purchased by the Company. YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED BY THE COMPANY AT THE ADDRESS ABOVE.

Sign exactly as your account is registered.	Signature of Investor/Trustee	Date
	Co-Investor/Trustee	Date